Exhibit 99.1

Pensare Acquisition Corp. Announces Additional Contribution to Trust Account

NEW YORK, Apr. 22, 2019--(GLOBE NEWSWIRE)--Pensare Acquisition Corp. (NASDAQ: WRLS) (the “Company” or “Pensare”) previously announced that it will hold a special meeting of stockholders (the “Special Meeting”) on April 26, 2019 at 11:00 a.m., local time, at the offices of Greenberg Traurig, LLP, located at the MetLife Building, 200 Park Avenue, New York, New York 10166 to vote on (i) a proposal to amend (the “Charter Amendment”) the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional three months, from May 1, 2019 to August 1, 2019 (the “Extended Date”); and (ii) a proposal to direct the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Charter Amendment (the “Adjournment Proposal”).

The Company today announced that its sponsor has agreed to contribute to the Company as a loan $0.033 for each share of Pensare’s common stock issued in its initial public offering (each, a “Public Share”) that is not redeemed in connection with the stockholder vote to approve the Extension (the “Contribution”), for one additional calendar month (May 2019). The amount of the Contribution will not bear interest and will be repayable by the Company to the Company’s sponsor upon consummation of the Company’s initial business combination. The Extension will allow the Company until the Extended Date to complete a business combination.

As of April 18, 2019, the Company had approximately $291.7 million in the trust account established in connection with the Company’s initial public offering (the “Trust Account”), or approximately $10.32 per Public Share.

The Contribution will increase the pro rata portion of the funds available in the Trust Account in the event of the consummation of a business combination or liquidation from approximately $10.32 per Public Share to approximately $10.36 per Public Share. If the Extension is implemented, the Company’s sponsor will make the Contribution on or before May 10, 2019.

The Company will announce in May 2019 if the Company’s sponsor will make additional contributions to the Trust Account after that month. If the Company’s sponsor determines not to make additional contributions to the Trust Account, the Company will promptly offer public stockholders the right to redeem their shares for their pro rata portion of the funds then available in the Trust Account.

About Pensare Acquisition Corp.

Pensare is a blank check company formed for the purpose of entering into a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Pensare’s management team includes Darrell Mays, Chief Executive Officer, Dr. Robert Willis, President, and Lawrence E. Mock, Jr., Chairman of the Board.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements concerning a potential business combination and additional deposits into the Trust Account for the benefit of the Company’s stockholders. These statements are based on the Company’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the Company’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. The Company cannot assure you that even if the Charter Amendment is approved, it will be implemented or that the Company’s sponsor will determine to make the Contribution.

Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2019, annual report on Form 10-K for the fiscal year ended March 31, 2018 and quarterly reports on Form 10-Q for the quarterly periods ended June 30, 2018, September 30, 2018 and December 31, 2018 which are available, free of charge, at the SEC’s website at www.sec.gov.

Additional Information about the Proposals and Where to Find It

In connection with the proposed Charter Amendment and Adjournment Proposal, the Company filed a definitive proxy statement with the SEC on April 3, 2019 and thereafter commenced mailing the definitive proxy statement to its stockholders as of the March 27, 2019 record date for the Special Meeting. Investors and security holders of the Company are advised to read the definitive proxy statement that was filed with the SEC in connection with the Company’s solicitation of proxies for its Special Meeting to be held to approve the proposed Charter Amendment and, if submitted to the Company’s stockholders, the Adjournment Proposal, because the definitive proxy statement contains important information about the proposed Charter Amendment and Adjournment Proposal. Stockholders may also obtain a copy of the definitive proxy statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Pensare Acquisition Corp., 1720 Peachtree Street, Suite 629, Atlanta, GA 30309, Attention: Darrell J. Mays, Chief Executive Officer.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali LLC, at: Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, phone: (800) 662-5200 (banks and brokers call collect at: (203) 658-9400), email: WRLS.info@morrowsodali.com.

Participants in Solicitation

The Company and certain of its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders. Information concerning the interests of the directors and executive officers of the Company is set forth in the definitive proxy statement filed with the SEC on April 3, 2019.

Contact:

Pensare Acquisition Corp.

David Panton, 1.404.234.3098

info@pensaregrp.com